UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 27, 2017, Ecology and Environment, Inc. issued a press release, a copy of which is provided below. The press release includes a link to a Letter to Shareholders issued by the Company on the same date. This Letter to Shareholders can also be found in the Definitive Additional Materials on Schedule 14A filed by the Company with the Securities and Exchange Commission on March 28, 2017.

SOURCE: Ecology and Environment, Inc.

March 27, 2017 18:15 ET

Ecology and Environment, Inc. Sends Letter to Shareholders

E & E Warns of MRC’s Intention to Deprive ALL Shareholders of Opportunity to Benefit from Future Profitability and Growth in a Green Investment

E & E Dispels MRC’s Misleading Claims and Reiterates Company Success and Strength

Urges Shareholders to Vote “FOR” the Election of E & E’s Highly Qualified Class A Director Nominees

LANCASTER, NY--(Marketwired - March 27, 2017) - Ecology and Environment, Inc. (NASDAQ: EEI) (“E & E” or the “Company”) today announced that the Company’s Board of Directors (the “Board”) is sending a letter to shareholders in connection with the Company’s 2017 Annual Meeting of Shareholders (“Annual Meeting”), which will be held at 9:00 a.m., Eastern Daylight Savings Time, on Thursday, April 20, 2017.

In this letter, the Board warns shareholders that Mill Road Capital’s self-serving agenda is designed solely to benefit itself, and would deprive all other E & E shareholders of the opportunity to benefit from future profits and growth in an environmentally conscious investment. The Board urges shareholders to vote “FOR” the Company’s highly qualified nominees, by signing, dating and returning the WHITE proxy card. A link to the letter can be found below:

E & E’s Letter to Shareholders

About Ecology and Environment, Inc.

Ecology and Environment, Inc. is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering, and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.

For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities, and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange (“NASDAQ”) under the ticker symbol “EEI.”